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                                                                     EXHIBIT 4.6

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANTY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

          THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                  EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No.          1                     Number of Shares: up to 618.70
                  -------                      (subject to adjustment)

Date of Issuance:  November 17, 1999

                             ENERGY PARTNERS, LTD.

                         Common Stock Purchase Warrant

         Energy Partners, Ltd., a Delaware corporation (the "Company"), for value received, hereby certifies that Energy Income Fund, L.P., or its registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time during the Exercise Period (as defined in Section 15 hereof), that number of shares (the "Warrant Shares") of common stock, no par value, of the Company (the "Common Stock") as set forth in
Section 2(a) hereof, and at an exercise price per share set forth in Section 1 hereof. Capitalized words not defined herein shall have the meanings set forth in the Stockholder Agreement of even date herewith (the "Stockholder Agreement").

         1.       Exercise Price.

         The initial exercise price per share at which this Warrant may be exercised shall be equal to $9,747.79 (the "Exercise Price"), subject to adjustment pursuant to Section 3.

         2.       Exercise.

                  (a) Number of Shares for Which Warrant is Exercisable. This Warrant shall initially be exercisable to purchase up to 618.70 shares of Common Stock as set forth on Exhibit A hereto and in this Warrant. The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment as set forth in Section 3 hereof, Section 15(b) hereof and Exhibit A hereto.

                  (b) Procedure for Exercise of Warrant. The Warrant may be exercised in whole or in part on any date during the Exercise Period (each an "Exercise Date") by surrendering


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this Warrant, with the purchase form provided for herein duly executed by the
Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder, accompanied by payment in cash, bank cashier's check or certified check payable to the order of the Company equal to the product of (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased.

                  (c) Cashless Exercise. In addition to and without limiting the rights of the Holder under the terms of this Warrant, at any time concurrent with or after the consummation of a public offering of the Company's Common Stock, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this subsection 2(c). The Holder may exercise this Conversion Right on any date during the Exercise Period (the "Conversion Date") by surrendering this Warrant as described in subsection 2(b) above, together with a notice of conversion, the form of which is attached hereto as Exhibit II. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (x) that number of Warrant Shares equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date by (y) the Fair Market Value of one share of Common Stock on the Conversion Date. The value of this Warrant shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares on the Conversion Date from (B) the aggregate Fair Market Value (as defined below) of the Converted Warrant Shares on the Conversion Date.

         Expressed as a formula, the number of Warrant Shares issuable upon such conversion shall be computed as follows:

         X = B-A
             ---
              Y

         Where:   X   =    the number of shares of Common Stock that may be
                           issued to Holder

                  Y   =    the Fair Market Value of one share of Common Stock

                  A   =    the aggregate Exercise Price (i.e., Converted
                           Warrant Shares multiplied by the Exercise Price)

                  B   =    the aggregate Fair Market Value (i.e., Converted
                           Warrant Shares multiplied by the Fair Market Value)

         The Fair Market Value per share of Common Stock shall be determined as follows:

                           (i)      If the  Common Stock is listed on a national
securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board, or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Common Stock shall be the last reported sale price per share of Common Stock thereon on the Conversion Date; or, if no such price is reported on such date, such price on

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the next preceding business day; or, if no such price is reported on such date, the average of the mean of the high closing bid and the low closing asked prices for the three preceding business days (provided that if no such price is reported for the three preceding business days, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii) below.

                           (ii)     If the Common Stock is not listed on a
national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Common Stock shall be as determined by a nationally recognized investment banking firm selected in good faith by the Board of Directors of the Company.

                  (d) Each exercise or conversion of this Warrant shall be deemed to have been effected immediately prior to the close of business on each Exercise Date or Conversion Date. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (e) As soon as practicable after the exercise or conversion of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (i)      a certificate or certificates for the number
of Warrant Shares to which such Holder shall be entitled upon such exercise or conversion; and

                           (ii)     in case such exercise or conversion is in
part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares delivered to the Holder upon such exercise or conversion plus (b) the number of Warrant Shares (if any) canceled in payment of the Exercise Price or pursuant to the exercise of the Conversion Right.

         3.       Adjustments.

                  (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise or conversion of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment,


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multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

                  (b) If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 3(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant if exercised for full in the same manner as that in which the Warrant is actually exercised. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) When any adjustment is required to be made pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 3(a) or 3(b) above.

         4.       Requirements for Transfer.

                  (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer by a Holder in accordance with the provisions set forth in the Stockholder Agreement dated as of the date hereof to which the Company and the Holder are parties (the "Stockholder Agreement").

                  (c)      This Warrant and the Warrant Shares are subject to
Section 2.2 of the Stockholder Agreement.



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                  (d)      Each certificate representing Warrant Shares shall
bear a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws. Such securities may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of such registration or an applicable exemption therefrom under the Securities Act and applicable laws."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         6. Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

         7.       Notices of Record Date, etc.

                  In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

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                  (c)      of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution/liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and the Warrant Shares.

         9. Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         11.      Transfers, etc.

                  (a) The Company will maintain a register containing the names and addresses of the Holders of this Warrant and all comparable Warrants. Any Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

                  (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit III hereto) at the principal office of the Company.

                  (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes;


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provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         12. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class certified or registered mail, or overnight courier service, postage prepaid, to the address set forth in the Stockholder Agreement. All notices and other communications from the Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail or overnight courier service, postage prepaid, to the Company at its principal office set forth below. The principal office of the Company is as follows:

                  Energy Partners, Ltd.
                  201 St. Charles Avenue, Suite 3400
                  New Orleans, LA  70170
                  Telephone:  (504) 569-1875
                  Fax:  (504) 569-1874


         13. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company. The shares of Common Stock purchased hereunder shall be subject to the terms and conditions set forth in the Shareholder Agreement if it is still in effect.

         14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

         15.      Exercise Period; Termination.

                  (a) This Warrant shall be exercisable in whole or in part at any time (A) concurrent with or after the first to occur (the "Warrant Trigger Date") of (i) the consummation of a Qualifying Public Offering (as defined in the Stockholder Agreement), (ii) the Measurement Date (as defined in Exhibit A hereto), (iii) the merger or consolidation of the Company, or the sale, lease or exchange of all or substantially all the assets of the Company, in either case, as a result of which the holders of more than 50% of the Common Stock receive cash or securities of another Person (an "Acquisition Event") and
(iv) the adoption of a plan leading to the liquidation of the Company and (B) on or before the Termination Date (as defined below) (the "Exercise Period"). Unless previously exercised in full pursuant to the terms of this Warrant, the right to exercise this Warrant shall expire (the "Termination Date") 60 days from the Warrant Trigger Date.


                  (b) If the Exercise Period is commenced as a result of an Acquisition Event, the number of Warrant Shares issuable upon exercise of this Warrant shall be changed to the number determined by multiplying (i) the number of shares issuable upon exercise of this Warrant immediately prior to such Acquisition Event by (ii) a fraction, the numerator of which is the total


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number of Escrow Shares that are released to Management Shareholders as a result of any agreement of the Company or action of the Board of Directors of the Company relating to the Acquisition Event, and the denominator of which is the total number of Escrow Shares then held by the Company.

         16. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Registration Rights Agreement, of even date herewith, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Registration Rights Agreement"), the rights of registration granted under the Registration Rights Agreement to Registrable Securities (with respect to the shares of Common Stock issuable upon exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Registration Rights Agreement.

         IN WITNESS WHEREOF, ENERGY PARTNERS, LTD. has caused this Warrant to be executed by its officer thereunto duly authorized, effective as of the Date of Issuance.

                                          ENERGY PARTNERS, LTD.



                                          By:  /s/ RICHARD A. BACHMANN
                                               -----------------------

                                          Name:   Richard A. Bachmann
                                                  --------------------
                                          Title:  President & CEO
                                                  --------------------

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